As filed with the Securities and Exchange Commission on May 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Par Pacific Holdings, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	84-1060803
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500

Houston, Texas 77024

(281) 899-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey R. Hollis

Senior Vice President, General Counsel and Secretary

Par Pacific Holdings, Inc.

825 Town & Country Lane, Suite 1500

Houston, Texas 77024

(281) 899-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. James Cowen

Adam K. Nalley

Porter Hedges LLP

1000 Main, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6649

Telecopy: (713) 228-1331

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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*TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Par Pacific Holdings, Inc. are co-registrants under this registration statement.

Name	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
EWI LLC	Delaware	90-0886680
Hawaii Renewables, LLC	Delaware	33-2864363
Hermes Consolidated, LLC	Delaware	45-2661399
McChord Pipeline Co.	Washington	91-1729544
Par Billings Cogeneration, Inc.	Delaware	81-0477950
Par Hawaii, LLC	Delaware	26-0687490
Par Hawaii Refining, LLC	Hawaii	99-0143882
Par Hawaii Shared Services, LLC	Delaware	32-0480695
Par Montana Holdings, LLC	Delaware	32-0709367
Par Montana, LLC	Delaware	61-2055286
Par Pacific Hawaii Property Company, LLC	Delaware	83-3373890
Par Petroleum Finance Corp.	Delaware	82-3553173
Par Petroleum, LLC	Delaware	46-2908645
Par Piceance Energy Equity LLC	Delaware	90-0885169
Par Rocky Mountain Midstream, LLC	Delaware	92-2096986
Par Tacoma, LLC	Delaware	46-5769211
Texadian Energy, Inc.	Delaware	20-8617990
U.S. Oil & Refining Co.	Delaware	91-0647317
USOT WA, LLC	Washington	91-0647317
Wyoming Pipeline Company LLC	Wyoming	38-3860108
Yellowstone Logistics Holding Company	Delaware	87-3553388

The address for each of the co-registrants is c/o Par Pacific Holdings, Inc., 825 Town & Country Lane, Suite 1500, Houston, Texas 77024, Telephone: (281) 899-4800.

The name and address, including zip code, of the agent for service for each of the co-registrants is Jeffrey R. Hollis, Senior Vice President, General Counsel and Secretary of Par Pacific Holdings, Inc., 825 Town & Country Lane, Suite 1500, Houston, Texas 77024. The telephone number, including area code, of the agent for service for each of the co-registrants is (281) 899-4800.

PROSPECTUS

PAR PACIFIC HOLDINGS, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

Guarantees of Non-Convertible Debt Securities

We may offer from time to time an indeterminate amount of debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units. Any non-convertible debt securities we issue under this prospectus may be guaranteed by certain of our subsidiaries.

We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on the New York Stock Exchange (the “NYSE”) under the symbol “PARR.” The last reported sale price of our common stock on May 12, 2025 was $18.38 per share.

In order to avoid an “ownership change” for federal income tax purposes, our certificate of incorporation prohibits any person from becoming a holder of 5% or more of our outstanding common stock, and restricts the ability of any holder of 5% or more of our common stock from disposing of or acquiring shares of our common stock without our consent, except under limited circumstances. Consequently, there are limitations on the acquisition of shares of common stock as described in this prospectus.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the

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document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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PAR PACIFIC HOLDINGS, INC.

As used in this prospectus, the terms “we,” “us,” “our,” the “Company” and “Par” mean Par Pacific Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.

We own and operate market-leading energy and infrastructure businesses. Our strategy is to acquire and develop energy and infrastructure businesses in logistically-complex markets.

Our business is organized into three primary segments:

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Refining—We own and operate four refineries with total operating crude oil throughput capacity of 219 Mbpd. Our refineries in Kapolei, Hawaii, Newcastle, Wyoming, Tacoma, Washington, and Billings, Montana, convert crude oil into gasoline, distillate, asphalt and other products to serve the state of Hawaii and areas ranging from Washington state to the Dakotas and Wyoming.

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Retail—We operate fuel retail outlets in Hawaii, Washington, and Idaho. We operate convenience stores and fuel retail sites under our “Hele” and “nomnom” brands, “76” branded fuel retail sites and other sites operated by third parties that sell gasoline, diesel, and retail merchandise such as soft drinks, prepared foods, and other sundries. We also operate unattended cardlock stations.

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Logistics—We operate an extensive multi-modal logistics network spanning the Pacific, the Northwest, and the Rocky Mountain regions. This network includes an SPM in Hawaii, a unit train-capable rail loading terminal in Washington, and other terminals, pipelines, trucking operations, marine vessels, storage facilities, loading and truck racks, and rail facilities for the movement of petroleum, refined products, and ethanol in and among the Hawaiian islands, between the U.S. West Coast and Hawaii, and in areas ranging from the state of Washington to the Dakotas and Wyoming.

As of December 31, 2024, we owned a 46% equity investment in Laramie Energy, LLC, an entity focused on developing and producing natural gas in Garfield, Mesa, and Rio Blanco counties, Colorado. As of December 31, 2024, we also own a 65% and a 40% equity investment in Yellowstone Energy Limited Partnership and Yellowstone Pipeline Company, respectively.

Our Corporate and Other reportable segment primarily includes general and administrative costs.

Our principal executive offices are located at 825 Town & Country Lane, Suite 1500, Houston, Texas 77024. Our telephone number is (281) 899-4800.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the documents we incorporate by reference herein may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (“PSLRA”), or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to,” or other similar words, or the negative of these words or other variations of these words or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus and the documents we incorporate by reference herein. Please read “Risk Factors” beginning on page 4 of this prospectus. The risk factors and other factors noted throughout this prospectus and in the documents incorporated by reference could cause our actual results to differ materially from those contained in any forward-looking statement.

The forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described under the heading “Risk Factors” in this prospectus and elsewhere in the documents we incorporate herein by reference. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our annual, quarterly and other reports, proxy statements and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.parpacific.com. Our filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those filings are electronically filed with or furnished to the SEC. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.parpacific.com. Information on or accessible from the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025 (File No. 001-36550);

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The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2025 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December  31, 2024, filed with the SEC on February 28, 2025 (File No. 001-36550);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 8, 2025 (File No. 001-36550);

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A description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on July 16, 2014 (File No. 001-36550), including any amendment or report filed for purposes of updating such description; and

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Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on January 6, 2025 and May 6, 2025 (File No. 001-36550) (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with this prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Par Pacific Holdings, Inc., 825 Town & Country Lane, Suite 1500, Houston, Texas 77024, Attention: Corporate Secretary, telephone number: (281) 899-4800.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent SEC filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

•	in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

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in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

Any such senior indenture or subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.

As used in this section of the prospectus and under the captions “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Subscription Rights,” “Description of Purchase Contracts,” and “Description of Units,” the terms “we,” “us,” “our,” the “Company” and “Par” mean Par Pacific Holdings, Inc. only, and not the subsidiaries of Par Pacific Holdings, Inc. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the aforementioned indentures.

Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. Non-convertible debt securities may be fully, irrevocably and unconditionally guaranteed, on a joint and several basis, by some or all of our subsidiaries, other than “minor” subsidiaries as such term is interpreted in securities regulations governing financial reporting for guarantors.

We conduct substantially all of our operations through our subsidiaries. Consequently, our ability to repay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption, or to buy back the securities, depends to a certain extent upon our ability to receive cash flow from our subsidiaries. That is, we will depend upon our subsidiaries’ earnings and their distributions of those earnings to us, and upon our subsidiaries repayment of investments and advances we have made to them to meet our obligations under the debt securities and our other obligations. Our subsidiaries are separate and distinct legal entities and, except to the extent our subsidiaries guarantee the non-convertible debt securities, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so.

Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities.

These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

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if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

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the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock, preferred stock or other securities or property of ours or of another person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depository for global or certificated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

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if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such non-convertible debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

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the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

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if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

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to add to, change or eliminate any of the provisions of the indentures to such extent as shall be necessary to add any of our subsidiaries as a co-issuer of debt securities of an applicable series; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:

Under the subordinated indenture, “Senior Debt” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

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the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

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all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Debt does not include:

•

any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; or

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in securities which are subordinate in right of payment to all then outstanding Senior Debt, or “Junior Securities”) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other acquisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occur, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•

any dissolution or winding-up or liquidation or reorganization of Par Pacific Holdings, Inc. (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full (other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

The subordinated indenture does not limit the issuance of additional Senior Debt.

Subsidiary Guarantees

If specified in the prospectus supplement, our guarantor subsidiaries will guarantee the non-convertible debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantees of the guarantor subsidiaries.

Subject to the limitations described below and in the prospectus supplement, the guarantor subsidiaries will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at the maturity date, by acceleration or otherwise, of all our payment obligations under the indentures and the non-convertible debt securities of a series, whether for principal of, premium, if any, or interest on the non-convertible debt securities or otherwise. The guarantor subsidiaries will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a guarantee with respect to a guarantor subsidiary.

In the case of subordinated non-convertible debt securities, a guarantee of a guarantor subsidiary will be subordinated in right of payment to the senior debt of such guarantor subsidiary on the same basis as the subordinated non-convertible debt securities are subordinated to our senior debt. No payment will be made by any guarantor subsidiary under its guarantee during any period in which payments by us on the subordinated non-convertible debt securities are suspended by the subordination provisions of the subordinated indenture.

Each guarantee of a guarantor subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by the relevant guarantor subsidiary without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each guarantee of a guarantor subsidiary will be a continuing guarantee and will:

•

remain in full force and effect until either (a) payment in full of all the applicable non-convertible debt securities (or such non-convertible debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

•	be binding upon each guarantor subsidiary; and

•	inure to the benefit of and be enforceable by the applicable trustee, the holders of the non-convertible debt securities and their successors, transferees and assigns.

In the event that a guarantor subsidiary ceases to be our subsidiary, or all or substantially all of the assets or all of the capital stock of any guarantor subsidiary is sold or disposed of, including by way of sale, merger, consolidation or otherwise, such guarantor subsidiary will be released and discharged of its obligations under its guarantee without any further action required on the part of the trustee or any holder of the non-convertible debt securities, and no other person acquiring or owning the assets or capital stock of such guarantor subsidiary will be required to enter into a guarantee. If legal or covenant defeasance occurs with respect to the non-convertible debt securities of any series, all the guarantor subsidiaries will be released and discharged from their obligations under their guarantees. In addition, the prospectus supplement may specify additional circumstances under which a guarantor subsidiary can be released from its guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not merge with or into or consolidate with another entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•

we are the surviving corporation or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of Par Pacific Holdings, Inc.; and

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately.

However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•

an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture;

•

the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall not have instituted such action within 60 days of such request; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

As set forth below, we may discharge or defease our obligations under the indentures, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“legal defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•

change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement:

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest;

•

principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register;

•

a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series; and

•

all monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC’s or such participant’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	we determine in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

Each indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Trustee

U.S. Bank Trust Company, National Association will be the trustee under any senior debt securities indenture. U.S. Bank Trust Company, National Association or another trustee may be appointed trustee under any subordinated debt securities indenture.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

As of December 31, 2024, our authorized capital consisted of 500,000,000 shares of voting common stock, of which approximately 55.3 million shares were issued and outstanding, and 3,000,000 shares of undesignated preferred stock, none of which were outstanding.

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and stockholders agreement relating to our capital stock. You should read our certificate of incorporation, bylaws and stockholders agreement as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of our common stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, and of the preferential rights of any series of preferred stock then outstanding. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by the Company’s board of directors (the “Board”) out of funds legally available therefor.

Our certificate of incorporation contains restrictions on the transfer of the Company Securities (as defined therein, and which includes our common stock) by holders who are, or would become as a result of such transfer, a holder of at least 5% of our common stock (a “5% Shareholder”). Such restrictions were put in place in order to preserve our net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended.

On November 10, 2014, as permitted by the terms of Article 11 of our certificate of incorporation, we entered into the Allocation Agreement with Zell Credit Opportunities Master Fund, L.P. (“ZCOF”), ZCOF Par Petroleum Holdings, L.L.C. and Whitebox Multi-Strategy Partners, L.P. to reallocate the proportionate amount of our common stock that the 5% Shareholders are permitted to transfer among our remaining 5% Shareholders. In accordance with Article 11 of our certificate of incorporation, the Board has approved, on a prospective basis, one or more Transfers (as defined in our certificate of incorporation) of shares of our common stock by the remaining 5% Shareholders up to the new allocation amounts included on a schedule to the Allocation Agreement.

Preferred Stock

The Board is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including:

•	the designation of the series and the number of shares to constitute the series;

•

the dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;

•	whether the shares of the series shall be subject to redemption by the Company and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

•

whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Company, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

•	the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock; and

•	rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the Company.

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the SEC in connection with an offering of preferred stock.

The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, the Board may determine not to seek stockholder approval.

Although the Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.

Anti-Takeover Provisions

As noted above, because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our certificate of incorporation and our bylaws provide that only the chairman of the Board, the chief executive officer, or any officer upon the written request of a majority of the Board, may call a special meeting of the stockholders.

Our certificate of incorporation requires a 66 2/3% stockholder vote for the amendment or repeal of certain provisions of the certificate of incorporation relating to the liability of directors, indemnification of officers and directors, and the transfer restrictions noted above. Our bylaws require a 66 2/3% stockholder vote for the amendment or repeal of certain provisions of the bylaws. The combination of the lack of cumulative voting and the 66 2/3% stockholder voting requirements will make it more difficult for existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board. Because the Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

As noted above, our certificate of incorporation contains restrictions on the transfer of Company Securities by holders who are, or would become as a result of such transfer, 5% Shareholders. These restrictions on transfer may have the effect of preserving effective control of us by our principal stockholders and preserving the tenure of the board of directors and management.

In addition, we are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”) which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the Board of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Stockholders Agreement

We entered into a stockholders agreement in April 2015 for the benefit of the holders of any of our securities entitled to vote for members of the Board providing that in the event that we are no longer required to file annual and quarterly reports with the SEC, we will provide, as soon as reasonably practicable, comparable audited reports on an annual basis, unaudited reports on a quarterly basis (which annual and quarterly reports shall contain substantially similar descriptions of business and management discussion and analysis provisions as are then required to be included in relevant filings with the SEC), and earnings releases on a quarterly basis, made available to such holders through a secure website and subject to a standard click-through access and confidentiality agreement.

Listing

Our common stock is quoted on the NYSE under the symbol “PARR.”

Transfer Agent and Registrar

Equiniti Trust Company, LLC (formerly, American Stock Transfer & Trust Company, LLC) is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

•	the offering price;

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the dates or periods during which the warrants can be exercised;

•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any special tax implications of the warrants or their exercise;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

•	warrant certificates properly completed; and

•	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the subscription rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

•

the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

•	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•

the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, subscription rights, purchase contracts or any combination of such securities, including guarantees of non-convertible debt securities. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

•

We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•

to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•

to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. The validity of issuance of certain of the offered securities and other matters arising under Hawaii law are being passed upon by Kobayashi Sugita & Goda, LLP, Honolulu, Hawaii. The validity of issuance of certain of the offered securities and other matters arising under Wyoming law are being passed upon by Holland & Hart LLP. The validity of issuance of certain of the offered securities and other matters arising under Washington law are being passed upon by Perkins Coie LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The financial statements of Par Pacific Holdings, Inc. incorporated by reference in this prospectus, and the effectiveness of Par Pacific Holdings, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$(1)(2)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Printing and engraving expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)

Under Rules 456(b) and 457(r) of the Securities Act, applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of the securities under this registration statement, and are therefore not estimable at this time.

(2)

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The general effect of the following is to provide indemnification to officers, directors and control persons for liabilities that may arise by reason of their status as officers, directors or control persons, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of assets or transactions from which the officer, director or control person derived an improper benefit.

Delaware General Corporation Law

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

As permitted by the DGCL, the Company’s bylaws provide that the Company will indemnify its directors, officers, employees and agents against certain liabilities that they may incur in their capacities as directors, officers, employees and agents. Furthermore, the Company’s certificate of incorporation indemnifies its directors, officers, employees, and agents, together referred to as the Authorized Representatives, against certain liabilities arising on or after August 31, 2012, the effective date of the Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates, dated August 16, 2012, to the extent such Authorized Representatives acted in good faith and in a manner such Authorized Representatives reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Authorized Representatives’ conduct was unlawful. The Company has also entered into indemnification agreements with its officers and directors providing for indemnification to the maximum extent permitted under the DGCL. The Company has director and officer liability insurance policies that provide coverage of up to $10 million.

As permitted by the DGCL, the bylaws of U.S. Oil & Refining Co., Par Petroleum Finance Corp., Par Billings Cogeneration, Inc. and Yellowstone Logistics Holding Company provide that U.S. Oil & Refining Co., Par Petroleum Finance Corp., Par Billings Cogeneration, Inc. and Yellowstone Logistics Holding Company, respectively, will indemnify its officers and directors against certain liabilities they may incur in their capacities as directors and officers.

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act, or the Delaware LLC Act, provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreements of Hawaii Renewables, LLC, Par Hawaii, LLC, Par Hawaii Shared Services, LLC, Par Montana Holdings, LLC, Par Montana, LLC, Par Pacific Hawaii Property Company, LLC, Par Petroleum, LLC, Par Piceance Energy Equity LLC, and Par Rocky Mountain Midstream, LLC provide that, to the full extent permitted by the Delaware LLC Act, each manager and officer of each company will be entitled to indemnification for any loss, damage or claim incurred by such person in good faith on behalf of Hawaii Renewables, LLC, Par Hawaii, LLC, Par Hawaii Shared Services, LLC, Par Montana Holdings, LLC, Par Montana, LLC, Par Pacific Hawaii Property Company, LLC, Par Petroleum, LLC, Par Piceance Energy Equity LLC, and Par Rocky Mountain Midstream, LLC, as applicable, and in a manner reasonably believed to be within the scope of the authority conferred on such person; provided, however, that any indemnity will be provided exclusively out of and to the extent of the assets of Hawaii Renewables, LLC, Par Hawaii, LLC, Par Hawaii Shared Services, LLC, Par Montana Holdings, LLC, Par Montana, LLC, Par Pacific Hawaii Property Company, LLC, Par Petroleum, LLC, Par Piceance Energy Equity LLC, and Par Rocky Mountain Midstream, LLC provides that, to the fullest extent permitted by applicable law, a person or entity, by reason of the fact that such person or entity is or was a member or manager of Hermes Consolidated, LLC, shall be entitled to indemnification for any expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement or other losses incurred or suffered and advance expenses incurred in connection defending or otherwise participating in an action, suit or proceeding. The Limited Liability Company Agreement of EWI LLC, which is managed by its sole member, Par Pacific Holdings, Inc., provides that the sole member is entitled to indemnification, to the fullest extent permitted by the Delaware LLC Act, for any loss, damage or claim incurred by the sole member in good faith on behalf of EWI LLC, and in a manner reasonably believed to be within the scope of the authority conferred on the sole member; provided, however, that any indemnity will be provided exclusively out of and to the extent of the assets of EWI LLC, as applicable. The Amended and Restated Limited Liability Company Agreement of Par Tacoma, LLC provides that Par Tacoma, LLC shall indemnify its members, managers and officers to the fullest extent permitted by the Delaware Limited Liability Company Act.

Hawaii Uniform Limited Liability Company Act

Section 428-303 of Chapter 428, Hawaii Revised Statutes, the Hawaii Uniform Limited Liability Company Act, or the Hawaii LLC Act, provides that a member or manager of a Limited Liability Company shall not be personally liable for any debt, obligation, or liability of the company solely by reason of being or acting as a member or a manager of the company. The Amended and Restated Limited Liability Company Agreement of Par Hawaii Refining, LLC (formerly known as Hawaii Independent Energy, LLC) provides that, to the full extent permitted by the Delaware LLC Act, each manager and officer of Par Hawaii Refining, LLC will be entitled to indemnification for any loss, damage or claim incurred by such person in good faith on behalf of Par Hawaii Refining, LLC and in a manner reasonably believed to be within the scope of the authority conferred on such person; provided, however, that such person will not be entitled to indemnification for any loss, damage or claim incurred by reason of gross negligence or willful misconduct of such person and any indemnity will be provided exclusively out of and to the extent of the assets of Par Hawaii Refining, LLC.

Wyoming Limited Liability Company Act

Section 17-29-408 of the Wyoming Limited Liability Company Act, or the Wyoming LLC Act, provides that a limited liability company shall indemnify for any debt, obligation or other liability incurred by a member of a member-managed company or a manager of a manager-managed company in the course of the member’s or manager’s activities on behalf of the company, if, in incurring such debt, obligation or other liability, the member or manager complied with the duties stated in the Wyoming LLC Act. The Wyoming LLC Act also provides that a limited liability company may purchase and maintain insurance on behalf of a member or manager of the company against liability asserted against or incurred by the member or manager in that capacity or arising from that status. The Limited Liability Company Agreement of Wyoming Pipeline Company LLC is silent with regards to indemnification of members or managers.

Washington Business Corporation Act

Section 510 of Chapter 23B.08 of the Washington Business Corporation Act provides, in general, that a corporation may indemnify an individual who was, is, or is threatened to be made a named defendant or respondent to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (for the purposes of this Item 15, a “proceeding”) because the individual is or was a director against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding incurred in the proceeding if the individual acted in good faith and the individual believed, in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the corporation’s best interests, and, in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. A corporation may not indemnify a director under Section 510 of Chapter 23B.08 of the Washington Business Corporation Act in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Section 520 of Chapter 23B.08 of the Washington Business Corporation Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was, is, or is threatened to be made a named defendant or respondent to a proceeding to which the director was party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Section 540 of Chapter 23B.08 of the Washington Business Corporation Act provides that, unless a corporation’s articles of incorporation provide otherwise, a director of a corporation who is party to a proceeding may apply for indemnification or advancement of expenses to the court conducting the proceeding or to another court of competent jurisdiction.

Section 570 of Chapter 23B.08 of the Washington Business Corporation Act provides that, unless a corporation’s articles of incorporation provide otherwise, an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 520 of Chapter 23B.08 of the Washington Business Corporation Act, and is entitled to apply for court-ordered indemnification under Section 540 of Chapter 23B.08 of the Washington Business Corporation Act, in each case to the same extent as a director.

The Articles of Incorporation of McChord Pipeline Co. provide that McChord Pipeline Co. will indemnify its officers and directors against certain liabilities they may incur in their capacities as directors and officers

Washington Limited Liability Company Act

Section 25.15.041 of the Washington Limited Liability Company Act provides that a limited liability company may indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding or obligate itself to advance or reimburse expenses incurred in a proceeding to which a person is a party because such person is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, or conduct of the member or manager adjudged to be in violation of Section 25.15.231 of the Washington Limited Liability Company Act. The Amended and Restated Limited Liability Company Agreement of USOT WA, LLC provides that USOT WA, LLC will indemnify its members, managers, officers and employees to the full extent permitted under the Washington Limited Liability Company Act.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.*

2.1	Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 7, 2012.**

2.2	Membership Interest Purchase Agreement dated as at June 17, 2013, by and among Tesoro Corporation, Tesoro Hawaii, LLC and Hawaii Pacific Energy, LLC. Incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, filed on August 14, 2013.**

2.3	Agreement and Plan of Merger dated as of June 2, 2014, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc., and Bill D. Mills, in his capacity as the Shareholders’ Representative. Incorporated by reference to Exhibit 2.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed on August 11, 2014.

Exhibit No.	Description of Exhibit

2.4	Amendment to Agreement and Plan of Merger dated as of September 9, 2014, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc. and Bill D. Mills, in his capacity as the shareholders’ representative. Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 10, 2014.

2.5	Second Amendment to Agreement and Plan of Merger dated as of December 31, 2014, by and among Par Petroleum Corporation, Bogey, Inc., Koko’oha Investments, Inc. and Bill D. Mills, in his capacity as the shareholder’s representative. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 7, 2015.

2.6	Third Amendment to Agreement and Plan of Merger dated as of March 31, 2015, by and among the Company, Bogey, Inc., Koko’oha Investments, Inc. and Bill D. Mills, in his capacity as the shareholders’ representative. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 2, 2015.**

2.7	Unit Purchase Agreement, dated as of June 14, 2016, between Par Wyoming, LLC and Black Elk Refining, LLC. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 15, 2016.**

2.8	First Amendment to Unit Purchase Agreement dated as of July 14, 2016, between Par Wyoming, LLC and Black Elk Refining, LLC. Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 15, 2016.**

2.9	Purchase and Sale Agreement dated as of November 26, 2018, among Par Petroleum, LLC, TrailStone NA Oil & Refining Holdings, LLC, and solely for certain purposes specified therein, the Company. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed on November 30, 2018.**#

2.10	Amendment No. 1 to Purchase and Sale Agreement dated as of January 11, 2019, among Par Petroleum, LLC, TrailStone NA Oil & Refining Holdings, LLC and Par Pacific Holdings, Inc. Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on January 14, 2019.

2.11	Equity and Asset Purchase Agreement dated as of October 20, 2022, by and among Exxon Mobil Corporation, ExxonMobil Oil Corporation and ExxonMobil Pipeline Company, LLC, as sellers, and Par Montana, LLC and Par Montana Holdings, LLC, as purchaser entities, and solely for the limited purposes set forth therein, Par Pacific Holdings, Inc. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 21, 2022.

2.12	First Amendment to Equity and Asset Purchase Agreement dated as of June 1, 2023, by and among Exxon Mobil Corporation, ExxonMobil Oil Corporation and ExxonMobil Pipeline Company, LLC, as sellers, and Par Montana, LLC, Par Montana Holdings, LLC, and Par Rocky Mountain Midstream, LLC, as purchaser entities, and solely for the limited purposes set forth therein, Par Pacific Holdings, Inc. Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on June 1, 2023.

4.1	Form of the Company’s Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2014.

4.2	Stockholders Agreement dated April 10, 2015, by the Company. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 13, 2015.

4.3	Form of Senior Indenture.***

4.4	Form of Subordinated Indenture.***

4.5	Form of Senior Debt Security.*

Exhibit No.	Description of Exhibit

4.6	Form of Subordinated Debt Security.*

4.7	Form of Warrant Agreement, including form of Warrant.*

4.8	Form of Subscription Rights Agreement and Form Subscription Rights Certificate.*

4.9	Form of Purchase Contract.*

4.10	Form of Unit Agreement.*

4.11	Form of Pledge Agreement.*

4.12	Form of Deposit Agreement.*

4.13	Form of Depositary Share.*

4.14	Form of Guarantee.*

5.1	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.***

5.2	Opinion of Kobayashi Sugita & Goda, LLP with respect to legality of the securities, including consent.***

5.3	Opinion of Holland & Hart LLP with respect to the legality of the securities, including consent.***

5.4	Opinion of Perkins Coie LLP with respect to the legality of the securities, including consent.***

23.1	Consent of Deloitte & Touche LLP as to Par Pacific Holdings, Inc.***

23.2	Consent of Porter Hedges LLP (included in Exhibit 5.1).

23.3	Consent of Kobayashi Sugita & Goda, LLP (included in Exhibit 5.2).

23.4	Consent of Holland & Hart LLC (included in Exhibit 5.3).

23.5	Consent of Perkins Coie LLP (included in Exhibit 5.4).

24.1	Power of Attorney (contained in signature pages).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.***

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture.***

107.1	Filing Fee Table. ***

*

Par Pacific will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any depositary shares, warrants, subscription rights, purchase contracts or units, (iii) any additional required opinion of counsel to Par Pacific as to the legality of the securities offered hereby or (iv) any required opinion of counsel to Par Pacific as to certain tax matters relative to securities offered hereby.

**

Schedules and similar attachments to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

***	Filed herewith.
#	Portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrants are relying on Rule 430B:

(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

PAR PACIFIC HOLDINGS, INC.

By:	/s/ William Monteleone
William Monteleone
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Par Pacific Holdings, Inc. hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Par Pacific Holdings, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William Monteleone William Monteleone	Chief Executive Officer, President and Director (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 13, 2025

/s/ Ivan Guerra Ivan Guerra	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 13, 2025

/s/ Robert S. Silberman Robert S. Silberman	Chairman of the Board of Directors	May 13, 2025

/s/ Curtis V. Anastasio Curtis V. Anastasio	Director	May 13, 2025

/s/ Timothy Clossey Timothy Clossey	Director	May 13, 2025

/s/ Philip S. Davidson Philip S. Davidson	Director	May 13, 2025

Signature	Title	Date

/s/ Katherine Hatcher Katherine Hatcher	Director	May 13, 2025

/s/ Patricia Martinez Patricia Martinez	Director	May 13, 2025

/s/ William Pate William Pate	Director	May 13, 2025

/s/ Eric Yeaman Eric Yeaman	Director	May 13, 2025

/s/ Aaron Zell Aaron Zell	Director	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

TEXADIAN ENERGY, INC.

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Texadian Energy, Inc. hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Texadian Energy, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William Monteleone William Monteleone	President, and Director (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

PAR HAWAII REFINING, LLC

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Par Hawaii Refining, LLC hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and managers to enable Par Hawaii Refining, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eric Wright Eric Wright	President (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025

/s/ William Monteleone William Monteleone	Manager	May 13, 2025

/s/ Richard Creamer Richard Creamer	Manager	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

EW I LLC PAR PICEANCE ENERGY EQUITY LLC

By:	PAR PACIFIC HOLDINGS, INC., Sole Member of each of the foregoing

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Par Pacific Holdings, Inc. hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable EWI LLC and Par Piceance Energy Equity LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William Monteleone William Monteleone	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 13, 2025

/s/ Ivan Guerra Ivan Guerra	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 13, 2025

/s/ Robert S. Silberman Robert S. Silberman	Chairman of the Board of Directors	May 13, 2025

/s/ Curtis V. Anastasio Curtis V. Anastasio	Director	May 13, 2025

Signature	Title	Date

/s/ Timothy Clossey Timothy Clossey	Director	May 13, 2025

/s/ Philip S. Davidson Philip S. Davidson	Director	May 13, 2025

/s/ Katherine Hatcher Katherine Hatcher	Director	May 13, 2025

/s/ Patricia Martinez Patricia Martinez	Director	May 13, 2025

/s/ William Pate William Pate	Director	May 13, 2025

/s/ Eric Yeaman Eric Yeaman	Director	May 13 2025

/s/ Aaron Zell Aaron Zell	Director	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

PAR PACIFIC HAWAII PROPERTY COMPANY, LLC

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Par Pacific Hawaii Property Company, LLC hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and managers to enable Par Pacific Hawaii Property Company, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eric Wright Eric Wright	President and Manager (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	May 13, 2025

/s/ William Monteleone William Monteleone	Manager	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

PAR HAWAII, LLC

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Par Hawaii, LLC hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and managers to enable Par Hawaii, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eric Wright Eric Wright	President and Manager (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

PAR PETROLEUM, LLC

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Par Petroleum, LLC hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and managers to enable Par Petroleum, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William Monteleone William Monteleone	President and Manager (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

PAR HAWAII SHARED SERVICES, LLC

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Par Hawaii Shared Services, LLC hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and managers to enable Par Hawaii Shared Services, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Matthew Legg Matthew Legg	President (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	May 13, 2025

/s/ William Monteleone William Monteleone	Manager	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

HERMES CONSOLIDATED, LLC

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Hermes Consolidated, LLC hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and managers to enable Hermes Consolidated, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard Creamer Richard Creamer	President and Manager (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025

/s/ Eric Wright Eric Wright	Manager	May 13, 2025

/s/ William Monteleone Monteleone	Manager	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

WYOMING PIPELINE COMPANY LLC

By:	HERMES CONSOLIDATED, LLC, its Sole Member

By:	/s Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned managers of Hermes Consolidated, LLC and officers of Wyoming Pipeline Company LLC hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers to enable Wyoming Pipeline Company LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chester Greene Chester Greene	President (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025

/s/ Richard Creamer Richard Creamer	Manager	May 13, 2025

/s/ William Monteleone William Monteleone	Manager	May 13, 2025

/s/ Eric Wright Eric Wright	Manager	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

PAR PETROLEUM FINANCE CORP.

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Par Petroleum Finance Corp. hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Par Petroleum Finance Corp. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William Monteleone William Monteleone	President and Director (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

PAR TACOMA, LLC USOT WA, LLC

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Par Tacoma, LLC and USOT WA, LLC hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and managers to enable Par Tacoma, LLC and USOT WA, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard Creamer Richard Creamer	President and Manager (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025

/s/ William Monteleone William Monteleone	Manager	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

U.S OIL & REFINING CO.

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of U.S. Oil & Refining Co. hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable U.S. Oil & Refining Co. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard Creamer Richard Creamer	President and Director (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025

/s/ William Monteleone William Monteleone	Director	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

MCCHORD PIPELINE CO.

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of McChord Pipeline Co. hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable McChord Pipeline Co. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chester Greene Chester Greene	President (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025

/s/ Richard Creamer Richard Creamer	Director	May 13, 2025

/s/ William Monteleone William Monteleone	Director	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

PAR MONTANA, LLC PAR MONTANA HOLDINGS, LLC

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Par Montana, LLC and Par Montana Holdings, LLC hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and managers to enable Par Montana, LLC and Par Montana Holdings, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard Creamer Richard Creamer	President and Manager (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025

/s/ William Monteleone William Monteleone	Manager	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

PAR BILLINGS COGENERATION, INC.

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Par Billings Cogeneration, Inc. hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Par Billings Cogeneration, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kimberly Jakub Kimberly Jakub	President (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025

/s/ Eric Wright Eric Wright	Director	May 13, 2025

/s/ Richard Creamer Richard Creamer	Director	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

YELLOWSTONE LOGISTICS HOLDING COMPANY

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Yellowstone Logistics Holding Company hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Yellowstone Logistics Holding Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard Creamer Richard Creamer	President and Director (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025

/s/ Chester Greene Chester Greene	Director	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

HAWAII RENEWABLES, LLC

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Hawaii Renewables, LLC hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and managers to enable Hawaii Renewables, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eric Wright Eric Wright	President and Manager (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025

/s/ Jon Goldsmith Jon Goldsmith	Manager	May 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on May 13, 2025.

PAR ROCKY MOUNTAIN MIDSTREAM, LLC

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and managers of Par Rocky Mountain Midstream, LLC hereby, severally constitute and appoint William Monteleone and Jeffrey R. Hollis, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and managers to enable Par Rocky Mountain Midstream, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chester Greene Chester Greene	President (Principal Executive Officer)	May 13, 2025

/s/ Shawn Flores Shawn Flores	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2025

/s/ William Monteleone William Monteleone	Manager	May 13, 2025

/s/ Richard Creamer Richard Creamer	Manager	May 13, 2025